REVOLVING CREDIT
LOAN AND SECURITY AGREEMENT

Dated as of August 18, 2006

among

FREEDOM FINANCIAL GROUP, INC.
&
T.C.G. - THE CREDIT GROUP INC.

(collectively, the Borrower)

AND

HEARTLAND BANK

(the Lender)

i

ii

iii

REVOLVING CREDIT

LOAN AND SECURITY AGREEMENT

Dated as of August 18, 2006

FREEDOM FINANCIAL GROUP, INC., a Delaware corporation (“FFG”), and T.C.G. - THE CREDIT GROUP INC. (“TCG”), a Manitoba, Canada corporation (FFG and TCG shall be collectively and jointly and severally referred to as the “Borrower”), and HEARTLAND BANK, a federal savings bank (“Lender”), agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1  Definitions. For the purposes of this Agreement:

“Account Debtor” means a Person who is obligated on an Installment Contract or a Receivable.

“Acquire”, as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

“Advance” means a disbursement of Loan proceeds made, or to be made, to Borrower or on Borrower's behalf under the terms and conditions of this Agreement.

“Affiliate” means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agreement” means this Agreement, including the Exhibits and Schedules attached hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

“Agreement Date” means the above date as of which this Agreement is dated.

“Availability” means, as of the date of determination, the amount of Loan available to be borrowed by the Borrower hereunder in accordance with Section 2.1 less the sum of the outstanding principal balance of all Advances hereunder as of such date.

“Base Rate” means the per annum rate of interest publicly announced by the Lender at its principal office as its “base rate” as in effect on such date. Any change in an interest rate resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the day following the day in which such change was announced. The Base Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

“Benefit Plan” means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an “employer” as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

“Borrower” means Freedom Financial Group, Inc., a Delaware corporation, and T.C.G. - The Credit Group Inc., a Manitoba, Canada corporation, collectively and jointly and severally.

“Borrowing Base” means at any time an amount equal to the lesser of:

(a) 50% of the face value of Eligible Installment Contracts due and owing at any such time, or

(b) Three Million Dollars ($3,000,000), less any reduction in amount required by Section 2.6.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B attached hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close.

“Business Unit” means the assets constituting the business, or a division or operating unit thereof, of any Person.

“Capital Expenditures” means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means and includes Borrower’s right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

(a) all Receivables,

(b) all Inventory,

(c) all Equipment,

(d) all Contract Rights,

(e) all accounts,

(f) all chattel paper,

(g) all commercial tort claims,

(h) all goods,

(i) all instruments,

(j) all General Intangibles,

(k) all Deposit Accounts,

(l) all Intellectual Property,

(m) all investment related property,

(n) all letter of credit rights,

(o) all Installment Contracts

(p) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

(q) all titles, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable, chattel paper, or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

(r) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

(s) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

(t) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

(u) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents. To the extent the above items of Collateral are not defined herein, they shall be defined as provided in the UCC.

“Compliance Certificate” shall be in the form of Exhibit C attached and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments and absence of footnotes) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct in all material respects as of the date such certification is given as if made on such date, (iii) there exists no Default or Event of Default which is continuing that has not been waived in writing by Lender and no Event of Default has occurred that has not been waived in writing by Lender, and (iv) shall set forth the current book Net Worth. If any Compliance Certificate discloses that a representation or warranty is not true and correct in any material respect, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall set forth what action such covered person has taken or proposes to take with respect thereto.

“Contract Rights” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

“Default” means any of the events specified in Section 12.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Default Margin” means five percent (5%).

“Deposit Accounts” means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

“Dollar” and “$” means freely transferable United States dollars.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

“Effective Date” means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Section 5.1 shall have been fulfilled or waived by the Lender.

“Effective Interest Rate” means the rate of interest per annum on the Loan in effect from time to time pursuant to the provisions of Section 3.1.

“Eligible Installment Contracts” means all retail automobile installment loan contracts underwritten or purchased by Freedom Financial Group, Inc., in the states where Freedom Financial Group, Inc. is duly licensed to do business as a consumer automobile lender, provided, however, it shall not include any installment loan contract that is:

(a) Sixty (60) days or more past due the specified date of payment; or

(b) For an automobile that is eight or more years old at the time the installment loan was extended; or

(c) For an automobile where such automobile’s title work does not list Freedom Financial Group, Inc. (or an authorized DBA thereof) as the secured party; or

(d) For an automobile that has 100,000 miles or more at the time the installment loan was extended; or

(e) For an automobile that does not have active insurance endorsements at the time the installment loan was extended; or

(f) When the loan to value ratios at the time the installment loan was extended exceed Freedom Financial Group, Inc.’s underwriting guidelines, including but not limited to those loans with maximum advance rates in excess of one hundred ten percent (110%) of the automobiles blue book value and, if applicable, an additional fifteen percent (15%) on the back-end products such as warranties; or

(g) Underwritten with any other ineligible underwriting criteria as determined by Lender, in its reasonable and sole discretion, provided such criteria are communicated to Borrower in writing not less than 30 days prior to applying such criteria.

“Environmental Laws” means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

“Equipment” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person’s business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

“Event of Default” means any of the events specified in Section 12.1.

“Financing Statements” means the Uniform Commercial Code financing statements executed and delivered by the Borrower to the Lender, naming the Lender as secured party and the Borrower as debtor, in connection with this Agreement.

“GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

“General Intangibles” means, as to any Person, all of such Person’s then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Guaranty” or “Guarantied” as applied to any obligation of another Person shall mean and include:

(a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

(b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Indebtedness” of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guarantied, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loan.

“Initial Advance” means the Advance made to the Borrower on the Effective Date.

“Installment Contracts” means all retail automobile installment loan contracts underwritten or purchased by either Borrower, including any payments arising thereunder and any collateral associated therewith.

“Intellectual Property” means, as to any Person, all of such Person’s then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

“Interest Expense” means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

“Interest Payment Date” means the first day of each calendar month commencing on the first day of the calendar month after the Initial Advance, and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

“Inventory” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising (a) finished goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

“Investment” means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

“Lender” means Heartland Bank, a federal savings bank, and its successors and assigns.

“Lender’s Office” means the office of the Lender specified in or determined in accordance with the provisions of Section 13.1.

“Liabilities” means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such person in accordance with GAAP.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind.

“Loan” means the Revolving Credit Loan, as well as all such Advances collectively.

“Loan Document” or “Loan Documents” means, collectively, this Agreement, the Note, the Warrant Agreement, the Registration Rights Agreement and each other instrument, agreement and document executed and delivered by the Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

“Materially Adverse Effect” means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower, (b) upon the ability of the Borrower to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of the Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with the Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

“Money Borrowed” means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guarantied are obligations that would constitute Indebtedness for Money Borrowed.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

“Net Worth” of any Person means the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

“Note” means the Revolving Credit Note.

“Notice of Borrowing” has the meaning set forth in Section 2.2a.i.

“Obligor” means each Borrower, and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Secured Obligations.

“Operating Lease” means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permitted Indebtedness for Money Borrowed” means Permitted Purchase Money Indebtedness.

“Permitted Investments” means Investments of the Borrower in: (a) negotiable certificates of deposit, time deposits and banker’s acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $25,000,000.00, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, and (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business.

“Permitted Liens” means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 9.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Borrower’s real estate, which in the sole judgment of the Lender do not materially detract from the value of such real estate or impair the use thereof in the business of the Borrower; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) Liens of the Lender arising under this Agreement and the other Loan Documents; (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Borrower; and (g) Liens securing additional Indebtedness, provided such liens are junior in priority to any liens of the Lender.

“Permitted Purchase Money Indebtedness” means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations, incurred by the Borrower after the Agreement Date, up to an aggregate amount outstanding at any time equal to $75,000.00.

“Person” means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Money Indebtedness” means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

“Purchase Money Lien” means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

“Receivable” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

“Registration Rights Agreement” means the registration rights agreement between Lender and Freedom Financial Group, Inc. of even date herewith, substantially in the form of Exhibit D-2 to this Agreement.

“Related Company” means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

“Restricted Distribution” by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

“Restricted Payment” means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

“Revolving Credit Loan” means collectively the revolving loans made to the Borrower pursuant to Section 2.1.

“Revolving Credit Note” means a Revolving Credit Note made by the Borrower payable to the order of the Lender executed of even date herewith evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Advances made to it by the Lender and all interest accrued thereon (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of Exhibit A hereto, with all blanks properly completed.

“Schedule of Installment Contracts” means a schedule delivered by the Borrower to the Lender pursuant to the provisions of Section 8.12, attached hereto and incorporated herein as Schedule 5.1(a)(ix).

“Secured Obligations” means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loan, and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Borrower to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, the Note or any of the other Loan Documents.

“Security Documents” means the Stock Pledge Agreement and any Financing Statements or other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

“Security Interest” means the Liens of the Lender on and in the Collateral affected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

“Shares” means shares of common stock of the Borrower issuable upon exercise of the Warrant.

“Stock Pledge Agreement” means the agreement of Freedom Financial Group, Inc., pledging, as collateral for the Secured Obligations, all of the shares of stock of TCG.

“Subordinated Indebtedness” means any Indebtedness for Money Borrowed of the Borrower which is subordinated to the Secured Obligations on terms and conditions acceptable to the Lender in its sole discretion.

“Subsidiary” or “Subsidiaries” when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

“Termination Date” means the date when the balance of the Revolving Credit Loan is payable, and such date shall be one (1) year from the Agreement Date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Missouri.

“Warrant” means those certain Warrants, dated of even date herewith, executed by the Borrower in favor of Lender whereby Lender is entitled to subscribe for and purchase Shares from the Borrower at a specific price within a certain time frame, substantially in the form contained in Exhibit D-1 to this Agreement, with all blanks properly completed.

Section 1.2  Other Referential Provisions.

(a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

(b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

(c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

(d) The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

(f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

(g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

(h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

Section 1.3  Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE 2 - REVOLVING CREDIT FACILITY

Section 2.1  Revolving Credit Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, the Lender shall make a Revolving Credit Loan to the Borrower from time to time from the Effective Date to the date one year after the Effective Date, as requested by the Borrower in accordance with the terms of Section 2.2, in an aggregate principal amount outstanding not to exceed at any time the Borrowing Base. It is expressly understood and agreed that the Lender may and at present intends to use the Borrowing Base as a maximum ceiling on the Loan; provided, however, that it is agreed that should Loan exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loan shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The Lender is hereby authorized to record each repayment of principal of the Loan in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Section 2.2  Manner of Borrowing. Borrowing of the Loan shall be made as follows:

a.  Requests for Borrowing.

i.  If the Borrower requests an Advance by notifying the Lender, before 12:00 noon (Central time) on a Business Day, of its intention to borrow and the amount of the proposed Advance, such Advance will be made on the same Business Day. If the Borrower requests an Advance by notifying Lender, after 12:00 noon (Central time) on a Business Day, of its intention to borrow and the amount of the proposed Advance, such Advance will be made on the next Business Day; and

ii.  Lender agrees to make Advances to Borrower from the date of this Agreement to the Termination Date, provided the aggregate amount of such Advances does not exceed the Borrowing Base. Such Advances shall be made upon the date specified in the Notice of Borrowing. This is a revolving line of credit providing for cash advances. During the availability period, the Borrower may repay principal amounts and reborrow them.

b.  Notice of Borrowing. Any request for an Advance under Section 2.2(a.i) (a “Notice of Borrowing”) shall be made by telephone or in writing (including telecopy) and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof in a form acceptable to the Lender, provided that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

c.  Disbursement of Loan. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows: the proceeds of each borrowing requested under Section 2.2 shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the Initial Advance, in accordance with the terms of the written instructions from the Borrower to the Lender, and (B) in the case of each subsequent Advance, by credit to such deposit account of Borrower maintained by Lender. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Section 2.3  Repayment.

a.  The interest and principal shall all be due and payable in accordance with the following:

i.  Commencing on the first day of the first month after the Initial Advance, and on the first day of each month thereafter to and including the first day of August 1, 2007, the Borrower shall pay to the Lender monthly installments of interest at the rate of interest as set forth in Article 3.

ii.  On the first anniversary of the Agreement Date, the Borrower shall pay to the Lender a final installment of principal and interest in an amount equal to the sum of the then outstanding principal balance of the Loan together with accrued and unpaid interest thereon.

b.  If at any time the aggregate principal amount of the outstanding Advances shall exceed the Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. Failure of Borrower to pay to Lender such amount in excess of the Borrowing Base within five (5) days of notice from Lender shall constitute an Event of Default hereunder.

Section 2.4  Note.The Loan and the obligation of the Borrower to repay such Loan shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

Section 2.5  Voluntary Prepayment. The Borrower shall have the right at any time and from time to time, to prepay the Loan in whole or in part on any Business Day. On the prepayment date, the Borrower shall pay interest on the amount prepaid accrued to the prepayment date. Any amounts prepaid may be re-borrowed pursuant to the terms and conditions hereof.

Section 2.6  Mandatory Prepayment of Principal and Reduction of Revolving Credit Loan. In the event of the merger or consolidation of TCG, or the sale by TCG of all or any portion of its Installment Loans outside of the ordinary course of business, and after compliance with Section 11.7 of this Agreement, the amount of one-third (1/3) of the net sales proceeds arising from such transaction shall be immediately applied to the reduction of the principal balance outstanding under the Note, up to a maximum aggregate reduction of $1,000,000.00 and the maximum amount of the Revolving Credit Loan shall be permanetly reducted by such amount.

ARTICLE 3 - GENERAL LOAN PROVISIONS

Section 3.1  Interest.

a.  The Borrower will pay interest on the unpaid principal amount of each Advance for each day from the day such Advance was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), at a rate per annum equal to the sum of three percent (3.00%) plus the Base Rate, payable monthly in arrears on each Interest Payment Date and when such Revolving Credit Loan is due in full (whether at maturity or on the Termination Date, by reason of acceleration, or otherwise).

b.  The Borrower shall pay interest on the unpaid principal amount of each Secured Obligation other than a Loan for each day from the day such Secured Obligation becomes due and payable until such Secured Obligation is paid at (i) the rate specified with respect to such Secured Obligation in any documentation applicable thereto, or (ii) if no such rate is specified, the Base Rate plus three percent (3%) per annum.

c.  From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the rate otherwise in effect under Section 3.1 (a) or (b), payable on demand. The interest rate provided for in this Section 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 12.1(h) or (i).

d.  The interest rates provided for in Sections 3.1(a), (b) and (c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

e.  It is not intended by the Lender, and nothing contained in this Agreement or the Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the “Maximum Rate”). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 3.2  Fees. The Borrower has paid to the Lender a closing fee in an amount equal to Thirty Thousand Dollars ($30,000) in connection with the establishment of the Loan and in consideration of making the Loan under this Agreement and in order to compensate Lender for the costs associated with structuring, processing, approving and closing the Loan, but excluding expenses for with the Borrower has agreed elsewhere in this Agreement to reimburse Lender. The fee shall be fully earned by the Lender when received and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

Section 3.3  Manner of Payment.

a.  Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loan or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 12:00 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender’s Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

b.  The Borrower hereby irrevocably authorizes the Lender to charge any account of the Borrower maintained with the Lender with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

Section 3.4  Statements of Account. The Lender may account to the Borrower within 30 days after the end of each calendar month with a statement of the Loan, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrower and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing to the contrary within thirty (30) days after the date such account is delivered to the Borrower, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

Section 3.5  Termination of Agreement. On the Termination Date, the Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Advances outstanding on such date, together with accrued interest thereon, all fees payable pursuant to Section 3.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, and any and all other Secured Obligations then outstanding.

ARTICLE 4 - WARRANTS

Section 4.1  Warrants.The Borrower shall authorize the issuance and sale to the Lender of one or more of its Warrants, substantially in the form contained in Exhibit D-1 to this Agreement, to purchase an aggregate of up to Five Hundred Thousand (500,000) of the Borrower’s Shares pursuant to the Warrant.

ARTICLE 5 - CONDITIONS PRECEDENT

Section 5.1  Conditions Precedent to Initial Advance. Notwithstanding any other provision of this Agreement, the Lender’s obligation to make the Initial Advance is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such Loan:

a.  Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

i.  this Agreement, duly executed and delivered by the Borrower;

ii.  the Note, dated the Effective Date and duly executed and delivered by the Borrower;

iii.  the Warrant, the Registration Rights Agreement and the Pledge Agreement, each dated the Effective Date and duly executed and delivered by the Borrower;

iv.  certified copies of the articles of incorporation and by-laws of each Borrower, as in effect on the Effective Date;

v.  certified copies of all action, including stockholders, if necessary, taken by each Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

vi.  certificates of incumbency and specimen signatures with respect to each of the officers or directors of each Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

vii.  a certificate evidencing the good standing of each Borrower in the jurisdiction of its organization and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

viii.  the Financing Statements duly executed and delivered by the Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

ix.  a Schedule of Eligible Installment Contracts, prepared as of a recent date;

x.  certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 8.7;

xi.  a Borrowing Base Certificate prepared as of the Effective Date duly executed and delivered by the chief financial officer of the Borrower;

xii.  a Compliance Certificate prepared as of the Effective Date duly executed and delivered by the chief financial officer of the Borrower;

xiii.  a letter from the Borrower to the Lender requesting the Initial Advance and specifying the method of disbursement;

xiv.  copies of all the financial statements referred to in Section 6.1(l) and meeting the requirements thereof;

xv.  a certificate of the President of the respective Borrower stating that (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

xvi.  UCC, tax lien and judgment searches against Borrower;

xvii.  Opinions of Borrower’s counsel satisfactory to Lender and Lender’s counsel; and

xviii.  copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

b.  Satisfactory Review of Financial Documents. The Lender shall have completed or received and reviewed to its reasonable satisfaction, in its sole discretion, the following:

i.  An on site due diligence review of the underwriting guidelines, systems, processes and procedures of Borrower in regard to its reporting requirements;

ii.  The most recent financial statements and SEC filings of Borrower, together with any other applicable financial information of Borrower that Lender may reasonably request; and

iii.  Any requested audits of the Eligible Installment Contracts of Borrower.

c.  No Injunctions, Etc. Neither party has knowledge of any action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

d.  Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender’s sole reasonable discretion, has had or may have a Materially Adverse Effect as compared to the condition of the Borrower presented by the most recent financial statements of the Borrower described in Section 6.1(l).

e.  Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Advance (i) the Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) the Borrower’s assets are sufficient in value to provide the Borrower with sufficient working capital to enable it to operate its business and to meet its obligations as they become due, and (iii) the Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

f.  Release of Security Interests. The Lender shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

Section 5.2  Each Advance. At the time of making of each Advance, including the Initial Advance:

a.  all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Effective Date shall be required to be true and correct only as of the Effective Date,

b.  organizational actions of the Borrower referred to in Section 6.1(a) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 6.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender, and

c.  the Lender may, without waiving either condition, consider the conditions specified in Section 5.2(a) and (b) fulfilled and a representation by the Borrower to such effect made if no written notice to the contrary is received by the Lender from the Borrower prior to the making of the Loan then to be made.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 6.1  Representations and Warranties. Borrower represents and warrants to the Lender as follows:

a.  Organization; Power; Qualification. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and/or organization, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect.

b.  Subsidiaries and Ownership of the Borrower. The Borrower has no Subsidiaries, other than those disclosed to Lender. The outstanding stock of the Borrower has been duly and validly issued and is fully paid and nonassessable by Borrower.

c.  Authorization of Agreement, Note, Loan Documents and Borrowing. Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers or representatives of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

d.  Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

i.  require any Governmental Approval or violate any applicable law relating to the Borrower or any of its Affiliates,

ii.  conflict with, result in a breach of or constitute a default under (A) the articles of incorporation, or the by-laws of the Borrower, (B) any indenture, agreement or other instrument to which the Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to the Borrower, or,

iii.  result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

e.  Compliance with Law; Governmental Approvals. The Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and is in material compliance with all other applicable laws and government regulations relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of the Borrower.

f.  Titles to Properties. Borrower has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of the Borrower’s business, including, but not limited to, those reflected on the balance sheet of the Borrower delivered pursuant to Section 6.1.

g.  Liens. None of the properties and assets of the Borrower are subject to any Lien, except Permitted Liens and as set forth on Schedule 6.1(g). Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names the Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and the Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

h.  Indebtedness and Guaranties. Set forth on Schedule 6.1(h) is a complete and correct listing of all of the Borrower’s (i) Indebtedness for Money Borrowed and (ii) Guaranties as of the Agreement Date. The Borrower is not in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

i.  Litigation. There are no actions, suits or proceedings pending (nor to the knowledge of Borrower are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body, which would reasonably give rise to a Material Adverse Effect.

j.  Tax Returns and Payments. All United States federal, state and local and foreign national, provincial and local and all other tax returns of the Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 9.4. The charges, accruals and reserves on the books of the Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

k.  Burdensome Provisions. The Borrower is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which would reasonably be expected have a Materially Adverse Effect.

l.  Financial Statements. Borrower has furnished to the Lender a copy of its most recent quarterly balance sheet, and the related statements of income, cash flow and retained earnings for the period then ended. Such financial statements are complete and correct and present fairly and are in compliance with all government regulations that apply, the financial position of the Borrower as at the dates thereof and the results of operations of Borrower for the periods then ended. Except as disclosed or reflected in such financial statements or the notes thereto, Borrower had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses Borrower.

m.  Adverse Change. Since the date of the financial statements described in Section 6.1(l), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

n.  ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any Related Company.

o.  Absence of Defaults. The Borrower is not in default under its articles of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound or which would require the Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

p.  Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 6.1(l), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

q.  Solvency. In each case after giving effect to the Indebtedness represented by the Loan outstanding and to be incurred and the transactions contemplated by this Agreement, the Borrower on a consolidated basis is solvent, having assets of a fair market value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

r.  Status of Eligible Installment Contracts. Each Eligible Installment Contract reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Installment Contract, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Lender.

s.  Chief Executive Office. The chief executive office of the Borrower and the books and records relating to the Collateral are located at the address or addresses submitted to the Lender.

t.  Corporate and Fictitious Names; Trade Names. During the one-year period preceding the Agreement Date, the Borrower has not been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date and such additional authorized fictitious names as listed on Schedule 6.1(t) hereof (each such listed name is a “DBA”).

u.  Federal Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in Regulations U or X of the Board of Governors of the Federal Reserve System).

v.  Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

w.  Employee Relations. The Borrower is not party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower’s employees; the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

x.  Shares; Warrants. A description of the capital structure of Borrower, including, the total number and classes of shares authorized, issued and outstanding in each such class, a description of any and all stock options, and a description of any and all warrants convertible into common stock of Borrower are set forth on Schedule 6.1(x) attached hereto, which schedule contains the names of the parties to which stock options and warrants have been issued, as well as the amounts of any and all such options and warrants and the date of any registration rights agreement with any of the holders of stock options or warrants. The Lender expressly acknowledges that FFG is currently in the process of converting certain preferred stock into common stock as set forth in Schedule 6.1(x), and that any rights under the Warrant are expressly contemplated to arise and relate to the capitalization of FFG following such conversion. There are no claims, liens or encumbrances presently existing or outstanding with respect to the Shares.

y.  Intellectual Property. The Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others.

Section 6.2  Survival of Representations and Warranties, Etc.. All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Advance, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

ARTICLE 7 - SECURITY INTEREST

Section 7.1  Security Interest.

a.  To secure the payment, observance and performance of the Secured Obligations, Borrower hereby mortgages, pledges and assigns all of the Collateral to the Lender and grants to the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

b.  As additional security for all of the Secured Obligations, the Borrower grants a security interest in, and assigns to the Lender all of the Borrower’s right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender to the Borrower.

c.  As additional security for all of the Secured Obligations, a pledge of the stock of TCG is executed by the shareholder thereof, as evidenced by the Stock Pledge Agreement and the corresponding Irrevocable Stock Powers.

Section 7.2  Continued Priority of Security Interest.

a.  The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

b.  The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) delivering to the Lender the portfolio of Installment Contracts pledged as Collateral in order for Lender to hold and act as the custodian of the same, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

c.  The Lender is hereby authorized to hold the portfolio of Eligible Installment Contracts pledged as Collateral and act as the custodian of the same, pursuant to a Custodial Agreement of even date herewith.

d.  The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto in the name of the Borrower and without the signature of Borrower for any purpose described in Section 7.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

e.  The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

ARTICLE 8 - COLLATERAL COVENANTS

Until the Loan has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in Section 13.10:

Section 8.1  Collection of Receivables and Installment Contracts.

a.  The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables and Installment Contracts, or of any other Collateral, to be forwarded to a lockbox for deposit in an account at Lender’s, or its agent’s, place of business, or use a mutually agreed procedure for collection of such proceeds, all in accordance with the procedures set out in the corresponding agency account agreement, and in particular the Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Installment Contracts or Receivable to a specified lockbox, if any, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Lender indicating that payment is to be made to the Borrower via the specified lockbox, if any.

b.  Any moneys, checks, notes, drafts or other payments referred to in clause (a) of this Section 8.1 which are received by or on behalf of the Borrower will be held in trust for the Lender and will be delivered to the Lender at the Lender’s Office as promptly as possible in the exact form received, together with any necessary endorsements.

Section 8.2  Verification and Notification. The Lender shall have the right following an Event of Default:

a.  at any time and from time to time, in the name of the Lender or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Installment Contract or Receivable by mail, telephone, telegraph or otherwise, and

b. to notify the Account Debtors or obligors under any Installment Contract or Receivable of the assignment of such Installment Contract or Receivable to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of the Borrower, to enforce collection of any such Installment Contract or Receivable and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

Section 8.3 Disputes and Adjustments.

a. On a monthly basis, at the same time as Borrower delivers the Borrowing Base Certificate, Borrower shall deliver a report detailing the delinquency, charge off and collection activity on the Eligible Installment Contracts for the preceding calendar month.

b. The Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, (i) grant any extension of time for payment of any Installment Contract or Receivable, (ii) sell any Installment Contract, or (iii) compromise, compound or settle any Installment Contract or Receivable for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon.

Section 8.4 Underwriting Guidelines.The Borrower will not materially change its underwriting guidelines, systems, processes or procedures without receiving the written approval of Lender.

Section 8.5 Operating Account. Borrower shall maintain its primary operating account with Lender, and such operating account must be opened by Borrower within thirty (30) days after the Effective Date. All payments hereunder are to be debited by Lender from such operating account.

Section 8.6 Ownership and Defense of Title.

a. Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of “proceeds” of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

b. The Borrower shall defend its title in and to the Collateral and shall defend the Security Interest and priority thereof in the Collateral against the claims and demands of all Persons other than Lender.

c. In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, the Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 8.7 Insurance.

a. The Borrower shall, consistent with standard industry practice, at all times maintain insurance on the Collateral, if applicable, against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lender. The Borrower will not use or authorize the insured Collateral to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage. Notwithstanding the foregoing, Borrower shall not be required to maintain insurance on any motor vehicle or other collateral securing the Installment Contracts.

b. All insurance policies required under Section 8.7 shall name the Lender as an additional named insured and shall contain “New York standard” loss payable clauses in the form submitted to the Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to the Lender.

c. Any proceeds of insurance referred to in this Section 8.7 which are paid to the Lender shall be, at the option of the Lender in its sole discretion applied to the payment or prepayment of the Secured Obligations or delivered to the Borrower.

d. The Borrower shall at all times maintain, in addition to the insurance required by Section 8.7(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.8 Location of Offices and Collateral.

a. The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender thirty (30) days’ prior written notice thereof.

b. All Equipment, other than motor vehicles, will at all times be kept by the Borrower at the current locations of Borrower, and shall not, without the prior written consent of the Lender, be removed therefrom, excepting computers and other Equipment that typically have been kept and used outside of Borrower’s current locations.

Section 8.9 Records Relating to Collateral. The Borrower will at all times (i) keep complete and accurate records of Receivables and Installment Contracts on a basis consistent with past practices of the Borrower, itemizing and describing the kind, type, amount and collateral of such Receivable and Installment Contracts, and (ii) keep complete and accurate records of all other Collateral.

Section 8.10 Inspection and Audit. The Lender (by any of its officers, employees or agents) shall have the right at any time or times to (a) visit the properties of the Borrower, inspect and audit the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Borrower’s business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower’s and its Subsidiaries’ (i) principal officers, and (ii) independent accountants and other professionals providing services to the Borrower, and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower. The costs and expenses of the foregoing audits shall be paid by Borrower.

Section 8.11 Maintenance of Equipment.The Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

Section 8.12 Information and Reports.

a. Schedule of Installment Contracts. The Borrower shall deliver to the Lender (i) on or before the Effective Date, a Schedule of Installment Contracts as of a date not more than three (3) Business Days prior to the Effective Date setting forth a detailed list of all of its then existing Installment Contracts, specifying the name of and the balance due from each Account Debtor obligated on an Installment Contract so listed, and (ii) no later than ten (10) days after the end of each accounting month of the Borrower, a Schedule of Installment Contracts as of the last Business Day of the Borrower’s immediately preceding accounting month setting forth (A) a detailed list of all the Borrower’s then existing Installment Contracts, specifying the name of and the balance due from each Account Debtor obligated on an Installment Contract so listed and (B) a reconciliation to the Schedule of Installment Contracts delivered in respect of the next preceding accounting month.

b. Borrowing Base Certificate. The Borrower shall deliver to the Lender not later than three (3) Business Days after the last day of each accounting month of Borrower a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting month.

c. Compliance Certificate. The Borrower shall deliver to the Lender not later than fifteen (15) calendar days after the last day of each accounting month of Borrower a Compliance Certificate prepared as of the close of business on the last Business Day of such accounting month.

d. Certification. Each of the schedules delivered to the Lender pursuant to this Section 8.12 shall be certified by the Chief Financial Officer of the Borrower to be true, correct and complete as of the date indicated thereon.

e. Other Information. The Lender may, in its discretion, from time to time require the Borrower to deliver the schedules described in Section 8.12 (a), (b), (c) and (d) more or less often and on different schedules than specified in such Section, and the Borrower will comply with such reasonable requests. The Borrower shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

Section 8.13 Power of Attorney. The Borrower hereby appoints the Lender as its attorney, with power, during a continuation of an Event of Default (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender’s possession, and (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Installment Contracts furnished to the Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

ARTICLE 9 - AFFIRMATIVE COVENANTS

Until the Loan has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in Section 13.10, each Borrower will:

Section 9.1 Preservation of Existence and Similar Matters. Preserve and maintain its existence as a corporation, and its rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign business entity and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

Section 9.2 Compliance with Applicable Law. Comply with all applicable laws relating to the Borrower.

Section 9.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

Section 9.4 Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary, except that this Section 9.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

Section 9.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied, or as required by applicable government regulations.

Section 9.6 Use of Proceeds. a. Use the proceeds of all Advances only for working capital and general corporate and operating purposes, and

b. Not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or X or of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

Section 9.7 Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of Section 9.2 and of the Security Documents, (i) comply with all laws, governmental standards and regulations applicable to the Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, (ii) promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation, and (iii) indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of the Borrower’s failure to perform its obligations under this Section 9.7.

Section 9.8 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

Section 9.9 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to Article 10 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

ARTICLE 10 - INFORMATION

Until the Loan has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 13.10, each Borrower will furnish to the Lender at the Lender’s Office:

SECTION 10.1 Financial Statements.

a. Year-End Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, copies of the Securities and Exchange Commission (“SEC”) 10-KSB Report of Borrower.

b. Quarterly Statements. As soon as available, but in any event within forty-five days after the end of each of the first three quarters of each fiscal year of Borrower, the SEC 10-QSB Report of Borrower.

c. Other. Upon request of Lender, such other financial information of Borrower, whether public or private information, as Lender may reasonable request.

d. Federal Income Tax Returns. As soon as available, but in any event within ten (10) days after filing, the federal income tax returns for the preceding fiscal year of Borrower (including all Schedules to each return).

All such financial statements and documents delivered pursuant to this Section 10.1 shall be complete and correct in all material respects and all such financial statements referred to in this Section 10.1 shall be prepared in accordance with applicable federal regulations. In addition, the Borrower authorizes the Lender to discuss the financial condition of the Borrower with the Borrower’s independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Borrower’s independent certified public accountants.

Section 10.2 Officer’s Certificate. Together with each delivery of financial statements included within the report required by Section 10.1, a certificate of the Borrower’s President or chief financial officer addressed to Lender, (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in Section 11.1, Section 11.2, and Section 11.5 as of the date of such statements.

Section 10.3 Copies of Other Reports.

a. Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

b. Promptly upon preparation and filing of the same, copies of any other filings with the SEC.

c. From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request. The rights of the Lender under this Section 10.3 are in addition to and not in derogation of its rights under any other provision of this Agreement or the Loan Document.

Section 10.4 Notice of Litigation and Other Matters. Prompt notice of:

a. the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any of its property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

b. any amendment of the articles of incorporation or the by-laws of the Borrower,

c. any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Affiliate of the Borrower which has had or may reasonably be expected to have any Materially Adverse Effect and any change in the executive officers of the Borrower, and

d. any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is a party or by which the Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

Section 10.5 ERISA.As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

a. any Termination Event with respect to a Benefit Plan has occurred or will occur, or

b. the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefits Plans or Multiemployer Plans has increased to an amount in excess of $50,000, a certificate of the President or the chief financial officer of the Borrower setting forth the details of such of the events described in clauses (a) through (b) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (b) as applicable.

ARTICLE 11 - NEGATIVE COVENANTS

Until the Loan has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 13.10, the Borrower will not directly or indirectly:

Section 11.1 Financial Ratio. Permit, as of the end of each fiscal quarter of Borrower the minimum Net Worth of Borrower at any time to be less than Ten Million Dollars $10,000,000.

Section 11.2 Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness and for the Secured Obligations.

Section 11.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person.

Section 11.4 Investments, Subsidiary. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments, or transfer any assets to or contribute any capital into Freedom Financial Group Delaware, Inc., a Missouri corporation.

Section 11.5 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrower may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $75,000.

Section 11.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment, except for any distribution or payment to Mr. Jerry Fenstermaker arising from his disability pursuant to that certain Employment Agreement dated September 17, 2004.

Section 11.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all, or any portion of its assets (other than in the ordinary course of business), to any Person, without obtaining the Lender’s written consent prior to such merger, consolidation, sale, lease, transfer or other disposal and complying with Section 2.6 of this Agreement.

Section 11.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

Section 11.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

Section 11.10 Operating Leases. Enter into any lease other than a Capitalized Lease and an occupancy lease for its ordinary corporate office purposes.

Section 11.11 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $50,000.

Section 11.12 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

Section 11.13 Amendments of Other Agreements. Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

Section 11.14 Split, Subdivision or Combination of Shares. Subdivide its outstanding Shares, by split-up or otherwise, or combine its outstanding Shares, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Shares, without proportionately increasing the number of shares issuable upon the exercise of the Warrant, or proportionately decreasing the same in the case of a combination, provided the foregoing shall not apply until the conversion specified in Section 6.1(x) has been completed.

Section 11.15 Warrants. Intentionally Deleted.

Section 11.16 Change Senior Management. Change the senior management of the Borrower existing as of the date of this Agreement, including without limitation Jerald L. Fenstermaker.

ARTICLE 12 - DEFAULT

Section 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

a. Default in Payment of Loan. The Borrower shall default in any payment of principal of, or interest on, the Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise), and such default shall continue for five (5) Business Days after the due date.

b. Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five (5) Business Days after the due date.

c. Warrant Default. A default in the performance or observance of any term, covenant, condition or agreement contained in the Warrant or Registration Rights Agreement and the expiration of any applicable cure period.

d. Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

e. Default in Performance. The Borrower shall default (i) in the performance or observance of any term, covenant, condition or agreement contained in Articles 6, 7, 8, 9, 10 or 11; or (ii) in the performance or observance of any term, covenant, condition or agreement contained in any other provision of this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Lender.

f. Indebtedness Cross-Default. (i) The Borrower shall fail to pay when due and payable (and the expiration of any applicable cure period) the principal of or interest on any Indebtedness (other than the Loan or Note) where the principal amount of such Indebtedness is in excess of $25,000, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

g. Other Cross-Defaults. The Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), (and the expiration of any applicable cure period) if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

h. Voluntary Bankruptcy Proceeding. After the Agreement Date, either Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

i. Involuntary Bankruptcy Proceeding. After the Agreement Date, a case or other proceeding shall be commenced against any Borrower in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower or of all or any substantial part of the assets, domestic or foreign, of any Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

j. Loan Documents. Any event of Event of Default under any other Loan Document shall occur or any Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Borrower under, any such Loan Document; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Borrower or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

k. A judgment or order for the payment of money which exceeds $75,000 in amount shall be entered against any Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

l. Attachment. A warrant or writ of attachment or execution or similar process which exceeds $50,000 in value shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

m. Qualified Audits. The independent certified public accountants retained by the Borrower shall refuse to deliver an opinion in accordance with Section 10.1 with respect to the annual financial statements of the Borrower.

n. Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would be reasonably likely to have, either individually or in the aggregate, a Materially Adverse Effect.

Section 12.2 Remedies.

a. Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 12.1(h) or (i), (i) the principal of and the interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lender to make Advances thereunder or under this Agreement shall immediately terminate.

b. Other Remedies. If any Event of Default (other than as specified in Section 12.1(h) or (i)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

i. declare the principal of and interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; and

ii. terminate Loan and any commitment of the Lender to make Advances hereunder.

c. Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

i. notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables or Installment Contracts to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, the Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

ii. settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables or Installment Contracts for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys’ fees, shall constitute Collateral, and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

iii. enter upon any premises on which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

iv. require the Borrower to and the Borrower shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

v. at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Lender shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

vi. without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower’s premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower’s equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Installment Contracts or other Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Borrower under all licenses and franchise agreements shall inure to the Lender’s benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

vii. exercise any and all of its rights under any and all of the Security Documents;

viii. apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

ix. establish or cause to be established one or more lockboxes or other arrangement for the deposit of proceeds of Installment Contracts or Receivables, and, in such case, the Borrower shall cause to be forwarded to the Lender at the Lender’s Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

x. exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 12.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

a. First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys’ fees,

b. Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect, and

c. Third: the balance (if any) of such proceeds shall be paid to the Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

Section 12.4 Power of Attorney. In addition to the authorizations granted to the Lender under Section 8.13 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as the Borrower’s true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to the Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Borrower or the Lender:

a. demand payment of the Receivables and the Installment Contracts, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables and Installment Contracts or any legal proceedings brought to collect the Receivables and Installment Contracts, discharge and release the Receivables and Installment Contracts or any of them and exercise all of the Borrower’s rights and remedies with respect to the collection of Receivables and Installment Contracts,

b. prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

c. endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

d. use the stationery of the Borrower, open the Borrower’s mail, notify the post office authorities to change the address for delivery of the Borrower’s mail to an address designated by the Lender and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

e. use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Installment Contracts, or other Collateral to which the Borrower or any Subsidiary of the Borrower has access.

Section 12.5 Miscellaneous Provisions Concerning Remedies.

a. Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

b. Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

c. Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Borrower for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

d. Appointment of Receiver. In any action under this Article 12, the Lender shall be entitled to the appointment of a receiver, upon reasonable notice, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

ARTICLE 13 - MISCELLANEOUS

Section 13.1 Notices.

a. Method of Communication. Except as may be otherwise provided in this Agreement or in any of the Loan Documents, all notices, requests, demands, consents, instructions or other communications required or permitted to be given hereunder and thereunder to the parties shall be in writing and sent by facsimile transmission, mailed or delivered in person to each party at its facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by a nationally recognized overnight courier service for next day delivery, one (1) Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid, return receipt requested, and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission, upon confirmation of receipt; provided, however, that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender.

b. Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to the Borrower:	Freedom Financial Group, Inc. T.C.G. - The Credit Group Inc Attention: Jerald L. Fenstermaker 3058 E. Elm St. Springfield, MO 65802 Telephone No.: (417) 886-6600 Facsimile No.: (417) 841-1200

With a Copy to:	Shughart Thomson & Kilroy Attention: Tom O’Neal 901 St. Louis Avenue, Suite 1200 Springfield, MO 65806 Telephone No.: 417-869-3353 Facsimile No.: 417-869-9943

If to the Lender:	Heartland Bank Attention: President 212 S. Central Avenue St. Louis, Missouri 63105 Telephone No.: (314) 512-8500 Facsimile No.: (314) 512-8501

With a Copy to:	Carmody MacDonald P.C. Attention: Mark B. Hillis, Esq. 120 S. Central Ave., Suite 1800 St. Louis, MO 63105 Telephone No.: 314-854-8600 Facsimile No.: 314-854-8660

c. Lender’s Office. The Lender hereby designates its office located at 212 S. Central Avenue, St. Louis, Missouri 63105, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loan will be disbursed.

Section 13.2 Expenses. The Borrower agrees to pay or reimburse on demand all reasonable costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien searches, and (iv) taxes, fees and other charges of filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (d) if an Event of Default exists, costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender for travel, lodging, and meals for inspections of the Collateral and the Borrower’s operations and books and records by the Lender’s agents; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each primary operating account, agency account and lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) after the occurrence of an Event of Default, consulting with and obtaining opinions, field audits and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Lender to debit the Borrower’s loan accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

Section 13.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

Section 13.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default, the Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, to set off and apply any and all deposits (time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by this Agreement and although such Secured Obligations shall be contingent or unmatured.

Section 13.5 Litigation. EACH OF THE LENDER AND THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. THE BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI OR, AT THE OPTION OF THE LENDER, ANY MISSOURI COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 13.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

Section 13.6 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Borrower’s benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

Section 13.7 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender, at the Lender’s option, shall be entitled to temporary and permanent injunctive relief in any such case in accordance with applicable law.

Section 13.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

Section 13.9 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

Section 13.10 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

Section 13.11 Performance of Borrower’s Duties. The Borrower’s obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense. If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Lender so to act.

Section 13.12 Indemnification. The Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender’s gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrower and the Lender in which the Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

Section 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Loan has not been terminated.

Section 13.14 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this Article 13 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

Section 13.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.16 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Missouri.

Section 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

Section 13.18 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 13.19 Consent to Advertising and Publicity. The Borrower agrees that the Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and the amount and a general description of the credit facilities provided hereunder.

Section 13.20 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

The following notice is provided pursuant to Section 432.047 of the Revised Statutes of Missouri:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in St. Louis, Missouri by their duly authorized officers in several counterparts all as of the day and year first written above.

BORROWER:

FREEDOM FINANCIAL GROUP, INC.

By: /s/ Jerald L. Fenstermaker
Name: Jerald L. Fenstermaker Title: President

T.G.C. - THE CREDIT GROUP INC.

By: /s/ Jerald L. Fenstermaker
Name: Jerald L. Fenstermaker Title: CEO

LENDER:

HEARTLAND BANK

By: /s/ Kenneth C. MacDonell
Name: Kenneth C. MacDonell Title: Senior Vice President

EXHIBIT “A”

NOTE

[ Filed as a separate exhibit to this Form 8-K ]

EXHIBIT “B”

BORROWING BASE CERTIFICATE
FREEDOM FINANCIAL GROUP, INC. & T.C.G. - THE CREDIT GROUP INC.

This Borrowing Base Certificate is delivered pursuant to that certain Revolving Credit Loan and Security Agreement dated as of August ____, 2006 by and among Freedom Financial Group, Inc. and T.C.G. - The Credit Group Inc. (collectively, the “Borrower”) and Heartland Bank (“Lender”), as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Borrower hereby represents and warrants to the Lender that the following information is true, correct and complete in all material respects as of ______________, 20____.

1.	A/R Balance ______________, _________________:	$
2.	Less Intangibles:
	a. Accounts > 60 days	$
	b. Exception Reserve (5% of Net Eligible)	$
	Total Ineligible:	$
3.	Total Ineligible	$
4.	Net Eligible	$
	Advance Rate		50%
5.	Availability Before Cap	$
6.	Maximum Cap		$3,000,000.00
7.	Available ______________, _________________:	$

If Line Item “7” is negative, this Certificate is accompanied by the mandatory repayment, as required by Section 2.3 of the Loan Agreement.

Each Borrower hereby certifies to Lender that as of this date, Borrower is in compliance with each and every covenant on its part to be performed under the Loan Agreement.

Each Borrower understands that the Lender is relying on the truth and accuracy of the foregoing in connection with the Loan Agreement.

FREEDOM FINANCIAL GROUP, INC.	T.C.G. - THE CREDIT GROUP INC.

By:	By:
Name: Jerald L. Fenstermaker Title: President	Name: Jerald L. Fenstermaker Title: CEO

EXHIBIT “C”

Freedom Financial Group, Inc.
Compliance Certificate

To: Heartland Bank

Except as explained in reasonable detail below under Exceptions,

(i)
the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments and absence of footnotes) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein),

(ii)
all of the representations and warranties of Borrower contained in that certain Revolving Credit Loan and Security Agreement dated August _____, 2006 (the “Loan Agreement”) and other Loan Documents (as defined in the Loan Agreement) are true and correct in all material respects as of the date of this Certificate,

(iii)
there exists no Default or Event of Default (as defined in the Loan Agreement) which is continuing that has not been waived in writing by Lender and no Event of Default has occurred that has not been waived in writing by Lender, and

(iv)	the Current Book Net Worth of the Company is $11,900.000.

Note: If disclosing that a representation or warranty is not true and correct in any material respect, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, set forth what action such covered person has taken or proposes to take with respect thereto.

Exceptions, explanations and actions taken or proposes to be taken:

FREEDOM FINANCIAL GROUP, INC.

By:
Name: Daniel F. Graham Title: CFO

Date:___________________

EXHIBIT “D-1”

WARRANT FORM

[ Filed as a separate exhibit to this Form 8-K ]

EXHIBIT “D-2”

REGISTRATION RIGHTS AGREEMENT

To: Heartland Bank, St. Louis, Missouri

Freedom Financial Group, Inc. (the “Company”) covenants and agrees with you as of this 18th day of August, 2006, as follows:

ARTICLE 1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.0001 par value, of the Company, as constituted as of the date of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Registration Expenses” shall mean the expenses so described in Section 6.

“Restricted Stock” shall mean the Common Stock held from time to time by Heartland Bank or its assignees as a result of the exercise pursuant to a Warrant, excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 6.

“Warrant” shall mean the Warrants issued by the Company to Heartland Bank pursuant to Warrant agreements as of this date.

ARTICLE 2. REQUIRED REGISTRATION.

2.1 At any time after the first (1st) anniversary date hereof, the holders of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been requested shall constitute at least 90% of (i) the total shares of Restricted Stock if such holder or holders shall request the registration of less than all shares of Restricted Stock then held by such holder or holders and (ii) the total number of shares issuable pursuant to the Warrants. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 3 or 4 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

2.2 Following receipt of any notice under this Section 2, the Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice. If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 2 on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

2.3 The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

       ARTICLE 3. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 2 or Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock.

ARTICLE 4. REGISTRATION ON FORM S-3. Intentionally Omitted.

        ARTICLE 5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

5.1 prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

5.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

5.3 furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

5.4 use its commercially reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

5.5 use its commercially reasonable efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

5.6 immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

5.7 if the offering is underwritten and at the request of any seller of Restricted Stock, use its commercially reasonable efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

5.8 make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of Section 5(a) and 5(b) and of Section 2(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it (but in no event longer than 60 days after the effective date thereof), and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of (i) the sale of all Restricted Stock covered thereby and (ii) 120 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

        ARTICLE 6. EXPENSES. All expenses incurred by the Company in complying with Sections 2, 3 or 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and Holders’ Counsel Fees (as defined herein), but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and any attorney’s fees in excess of Holders’ Counsel Fees or expenses incurred by the sellers of Restricted Stock are called "Selling Expenses". For purposes of this Agreement “Holders’ Counsel Fees” shall mean the fees of a single attorney representing all sellers in connection solely with the actions of the sellers relating to such registration, but in no event shall Holders’ Counsel Fees be greater than $3,000.

The Company will pay all Registration Expenses in connection with the first completed registration under Section 2 and in connection with each registration statement under Sections 3 or 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

ARTICLE 7. INDEMNIFICATION AND CONTRIBUTION.

7.1 In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

7.2 In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

7.3 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

7.4 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

       ARTICLE 8. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

       ARTICLE 9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

9.1 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

9.2 use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

9.3 furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

ARTICLE 10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

10.1 The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

10.2 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

        ARTICLE 11. MISCELLANEOUS.

11.1 All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock if there is transferred to such transferee at least 90% of the Restricted Stock originally issued to the direct or indirect transferor of such transferee.

11.2 All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by overnight delivery service, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

11.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.4 This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds (2/3) of the Restricted Stock.

11.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6 The obligations of the Company to register shares of Restricted Stock under Sections 2, 3 or 4 shall terminate on the earlier of (i) the lapse of the Warrants without exercise thereof by the holders and (ii) the sixth (6th) anniversary of the date of this Agreement.

11.7 If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

FREEDOM FINANCIAL GROUP, INC.

By:	/s/ Jerald L. Fenstermaker
Name: ___________________________________ Title: President and Chief Executive Officer

HEARTLAND BANK

By:	/s/ Kenneth C. MacDonell
Name: Kenneth C. MacDonell Title: Senior Vice President

SCHEDULE 5.1(a)(ix)

Installment Contracts

SCHEDULE 6.1(g)

Liens on the
Properties and Assets of the Borrower

None

SCHEDULE 6.1(h)

Indebtedness for Money Borrowed
and Guaranties

None

SCHEDULE 6.1(n)

Employee Benefit Plans

None

SCHEDULE 6.1(t)

Fictitious Names

Freedom Financial Group of Delaware, Inc.
Freedom Financial Group of Illinois, Inc.
Freedom Financial Group of Indiana, Inc.
Freedom Financial Group of Michigan, Inc.
Freedom Financial Group of Missouri, Inc.
Freedom Financial Group of North Carolina, Inc.
Freedom Financial Group of Ohio
Freedom Financial Group of Oklahoma
FFG of Texas, Inc.

SCHEDULE 6.1(x)

Pre and Post Conversion Capitalization

		Authorized	Issued	Outstanding	Treasury
Common Stock		36,000,000	10,928,252	10,928,252	-
Trust Certificates	A	8,994,357	8,994,357	8,994,357	-
Preferred Stock	B	8,994,357	8,994,357	8,994,357	-

During the Third Quarter 2006 the Trust Certificates will be cancelled and the Preferred Stock will be converted 1:1 in accordance with the stockholder approval of June 23, 2006.

Post Conversion:
Common Stock		36,000,000	19,922,609	19,922,609	0
Trust Certificates		0	0	0	0
Preferred Stock		0	0	0	0
Warrants:
Heartland Bk			300,000@$.63	300,000@$.63
			200,000@$.70	200,000@.70

Flagstone Securities			136,778@$.63	136,778@.63
			91,185@$.70	91,185@$.70
			827,963	827,963
			20,750,572	20,750,572

A - Issued by Freedom Financial Group I Statutory Trust	15,249,428	or	42.3595%
Available for future use.
B - Held by Freedom Financial Group I Statutory Trust